Exhibit 4.1

ATLANTIC BROADBAND FINANCE, LLC

and

ATLANTIC BROADBAND FINANCE, INC.,

as Issuers

THE GUARANTORS named herein

and

THE BANK OF NEW YORK

as Trustee

INDENTURE

Dated as of February 10, 2004

9 3/8% Senior Subordinated Notes Due 2014

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.08; 7.10; 13.02
	(b)(1)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 13.02
	(d)	7.06
314	(a)	4.06; 4.18; 13.02
	(b)	N.A.
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05; 13.02
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.12
316	(a)(last sentence)	2.10
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.08
	(c)	8.04
317	(a)(1)	6.09
	(a)(2)	6.10
	(b)	2.05; 7.12
318	(a)	13.01

N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

ii

iv

INDENTURE, dated as of February 10, 2004, among ATLANTIC BROADBAND FINANCE, LLC, a Delaware limited liability company (the “Company”), ATLANTIC BROADBAND FINANCE, INC., a Delaware corporation (together with the Company, the “Issuers”), the Guarantors (as hereinafter defined) and The Bank of New York, a New York banking association as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“ABRY” means ABRY Partners, LLC, a Delaware limited liability company.

“Acquired Indebtedness” means Indebtedness of a Person (1) assumed in connection with an Acquisition from such Person or (2) existing at the time such Person becomes a Restricted Subsidiary or is consolidated with or merged into the Company or any Restricted Subsidiary; provided that such Indebtedness was not Incurred in connection with, or in contemplation of, such transaction.

“Acquired Person” means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

“Acquisition” means (1) any capital contribution (by means of transfers of cash or other assets to others or payments for assets or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or amalgamated with or merged into the Company or any Restricted Subsidiary or (2) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit, cable system or line of business of such Person or which is otherwise outside of the ordinary course of business.

“Additional Interest” has the meaning provided in the Registration Rights Agreement.

“Additional Notes” means any notes issued by the Company in one or more series, from time to time, in compliance with Sections 2.18 and 4.10 and the restrictions contained in the Senior Credit Agreement. Any Additional Notes subsequently issued under this Indenture will be treated as a single class with the Initial Notes for all purposes under this Indenture, including, without limitation, for purposes of waivers, amendments, redemptions, Change of Control Offers and Net Proceeds Offers.

“Affiliate” of any specified person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning set forth under Section 4.13.

“Agent” means any Registrar, Paying Agent, or agent for service or notices and demands.

“Agent Members” has the meaning set forth under Section 2.15.

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“asset” means any asset or property, whether real, personal or other, tangible or intangible.

“Asset Purchase Agreement” means the Asset Purchase Agreement dated as of September 3, 2003, between Charter Communications VI, LLC, The Helicon Group, LP., Homell Television Service, Inc., Interlink Communications Partners, LLC, Charter Communications, LLC, Charter Communications Holdings, LLC and the Company.

“Asset Sale” means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger or consolidation) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of:

(1) any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares);

(2) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or

(3) any other assets (including without limitation, intellectual property) or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (excluding the Capital Stock or other Investment in an Unrestricted Subsidiary that was designated as an Unrestricted Subsidiary).

For the purposes of this definition, the term “Asset Sale” shall not include:

(A) any transaction consummated in compliance with Section 5.01 and the creation of any Lien not prohibited by Section 4.15;

(B) sales of property or equipment that, in the reasonable determination of the Company, has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary;

(C) any Permitted Investment or Restricted Payment not prohibited by Section 4.09;

(D) any transaction or series of related transactions involving assets with a Fair Market Value not in excess of $2.0 million;

(E) sales or other dispositions of Cash Equivalents, inventory, receivables and other current assets in the ordinary course of business;

(F) the sale of assets and subsequent leaseback of such assets within 90 days of such sale to the extent such lease constitutes a Capital Lease Obligation;

(G) condemnations on or taking by eminent domain of property or assets;

(H) the licensing of intellectual property; and

(I) any transaction between the Company and any Restricted Subsidiary or by any Restricted Subsidiary with the Company or any Restricted Subsidiary in accordance with the terms of this Indenture.

“Asset Swap” means any transaction or transactions involving the disposition to one or more Persons of assets owned by one or more of the Company and/or any of its Restricted Subsidiaries comprising one or more cable television systems, or portions thereof, and related assets, and, substantially contemporaneously with such disposition, the acquisition by one or more of the Company and/or any of its Restricted Subsidiaries, of assets comprising one or more other cable television systems, or portions thereof, and related assets, owned by such other Person or Persons, which assets acquired have a fair market value not less than the fair market value of the assets disposed of.

“Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy” or any other law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” of any Person means the board of directors, managers, management committee or other body governing the management and affairs of such Person.

“Board Resolution” means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

“Business Day” means a day that is not a Saturday, a Sunday or a day on which commercial banking institutions in New York, New York are authorized or required by law to be closed.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a lease that would at such time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

“Capital Stock” in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Capital Stock and any right or interest which is classified as equity in accordance with GAAP.

“Cash Equity Contribution” means (1) the contribution to Holdings of approximately $267.0 million in cash directly or indirectly from ABRY, its affiliates and investors in exchange for Capital Stock of Holdings and (2) the contribution by Holdings of the amount so received to the Company as common equity in exchange for Qualified Capital Stock of the Company; provided that such amount assumes a cash purchase price payable at closing based on certain estimates of $740.0 million and the Cash.

Equity Contribution shall be subject to a dollar-for-dollar increase to the extent the purchase price is greater than $740.0 million and a dollar-for-dollar decrease to the extent the purchase price is less than $740.0 million, but shall not be reduced to the extent the purchase price paid initially is lower as a result of the failure to obtain certain franchise and lease consents on or prior to the initial closing of the Transactions as provided in the Asset Purchase Agreement; provided, further, that in no event shall the Cash Equity Contribution made on or prior to the Closing Date represent less than 30% of the initial consolidated capitalization of the Company on the Closing Date.

“Cash Equity Contribution Adjustment” means, to the extent there is a post-closing adjustment that reduces the cash purchase price under the Asset Purchase Agreement, an amount equal to the sum of (x) the amount of such reduction not to exceed $20.0 million and (y) 35% of any reduction in excess of $20.0 million.

“Cash Equivalents” means

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or by the District of Columbia maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(4) investments in time deposit accounts, term deposit accounts, money market deposit accounts, certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by (a) any bank organized under the laws of the United States of America or any state thereof or the District of Columbia having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million, (b) any lender party to the Senior Credit Agreement or (c) Brown Brothers Harriman;

(5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause ( I) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all their assets in securities of the types described in any of clauses (1) through (5) above.

“Change of Control” means the occurrence of any of the following events:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13( d)(3) of the Exchange Act) other than a Permitted Holder;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the acquisition (including, without limitation, by way of any merger or consolidation) by any “person” (as defined above), other than the Permitted Holders, of Beneficial Ownership, directly or indirectly, of more than 50% of the Voting Stock of Holdings or the Company, measured by voting power rather than number of shares; or

(4) if the board of managers of the Company shall cease to consist of a majority of Continuing Managers.

“Change of Control Date” has the meaning set forth under Section 4.08.

“Change of Control Offer” has the meaning set forth under Section 4.08.

“Change of Control Purchase Date” has the meaning set forth under Section 4.08.

“Change of Control Purchase Price” has the meaning set forth under Section 4.08.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article Five of this Indenture and thereafter means the successor.

“Company Request” means any written request signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

“Closing Date” means the date the initial closing of the Transactions is consummated in accordance with the Asset Purchase Agreement.

“Consolidated Cash Flow” means, for any period, Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, plus, without duplication and to the extent reflected in Consolidated Net Income of the Company for such period, the sum of:

(1) an amount equal to any extraordinary loss plus any net loss realized by the Company or any of its Restricted Subsidiaries in connection with (a) an Asset Sale or (b) the disposition of any securities by the Company or any of its Restricted Subsidiaries outside the ordinary course of business or the extinguishment of any Indebtedness of the Company or any of its Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus;

(2) provision for franchise taxes and taxes based on income or profits of the Company and the Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) Consolidated Interest Expense of the Company and the Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment charges and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) any extraordinary or unusual expenses of the Company and the Restricted Subsidiaries for such period to the extent that such charges were deducted in computing such Consolidated Net Income; plus

(6) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or transactions; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, and any reversal of a reserve to the extent increasing such Consolidated Net Income, in each case, on a consolidated basis and in accordance with GAAP; provided that the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application) shall be excluded.

“Consolidated Interest Expense” means for any period, the sum, without duplication of:

(1) the consolidated interest expense of the Company and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to sale-leaseback transactions, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations) but, for purposes of Section 4.09, excluding amortization and write-off of debt issuance costs;

(2) the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period;

(3) any interest expense on Indebtedness of another Person that is guaranteed by the Company or any of its Restricted Subsidiaries or secured by a Lien on assets of the Company or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and

(4) the product of:

(a) all cash dividend payments on any series of Disqualified Capital Stock of the Company or any Preferred Capital Stock of any of its Restricted Subsidiaries (except to the extent paid to the Company or any of its Restricted Subsidiaries), times

(b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of the Company expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (i) the aggregate outstanding amount of Indebtedness of each of the Company and its Restricted Subsidiaries as of the date of determination on a consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the greater of the aggregate liquidation preference or mandatory redemption obligation of all outstanding Disqualified Capital Stock of the Company and its Restricted Subsidiaries and Preferred Capital Stock of Restricted Subsidiaries that are not Guarantors (except, in each case, Preferred Capital Stock issued to the Company or any of the Restricted Subsidiaries) as of the day of determination to (ii) two times the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the latest two full fiscal quarters for which financial statements are internally available ending on or prior to the date of determination (the “Measurement Period”).

For purposes of calculating Consolidated Cash Flow for the Measurement Period immediately prior to the relevant date of determination any one or more of the following that are applicable:

(1) any Person that is a Restricted Subsidiary on the date of determination (or would become a Restricted Subsidiary on such date of determination in connection with the matter that requires the determination of such Consolidated Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period;

(2) any Person that is not a Restricted Subsidiary on such date of determination (or would cease to be a Restricted Subsidiary on such date of determination in connection with the matter that requires the determination of such Consolidated Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period;

(3) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (including through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to the relevant date of determination, such calculation will be made on a pro forma basis as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period (giving pro forma effect thereto in accordance with Regulation S-X and to such other non-recurring costs or expenses and cost reductions relating to the Acquisition, Asset Sale or commencement or termination of activities as are reasonably and in good faith anticipated to occur within 12 months and within the control of the Company); provided, however, that such pro forma adjustment shall not give effect to the positive cash flow of any Acquired Person to the extent that such Person’s net income would be excluded pursuant to clause (1) or (2) of the definition Consolidated Net Income; and

(4) (i) for any Measurement Period that includes periods prior to the Closing Date, the Stipulated Adjustments shall be made to the extent not reflected on an actual basis during the Measurement Period and not inconsistent with actual results and (ii) for up to one year after the Closing Date, costs incurred under the transition services agreement with Charter shall be excluded to the extent such costs are duplicative of actual costs incurred by the Company and the Restricted Subsidiaries or charged to Consolidated Cash Flow as part of the Stipulated Adjustments.

“Consolidated Net Income” means for any period, net income (or loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that:

(1) the net income (but not net loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall not be included except to the extent paid in cash as a dividend or distribution to the Company or (subject to clause (2) below) a Restricted Subsidiary;

(2) the net income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is prohibited or not permitted at the date of determination; and

(3) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged with or into or consolidated with any of the Company or its Subsidiaries shall be excluded.

“Continuing Directors” means, as of the date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of this Indenture; (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or (3) was nominated by Permitted Holders.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date hereof is listed in Section 13.02.

“Covenant Defeasance” has the meaning set forth under Section 9.03.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Designated Senior Indebtedness” means (1) any Indebtedness outstanding under the Senior Credit Agreement and any Hedging Obligations under hedge agreements entered into with lenders or former lenders thereunder and (2) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the Company designates such Indebtedness as “Designated Senior Indebtedness” in writing to the Trustee.

“Designation” has the meaning set forth under Section 4.14.

“Designation Amount” has the meaning set forth in the definition of “Investment.”

“Disposition” means, with respect to any Person, any merger, consolidation, amalgamation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person’s assets.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the Maturity Date of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require the issuer to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the maturity date of the Notes shall not constitute Disqualified Capital Stock if (1) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable in any material respect to the holders of such Capital Stock than the terms applicable to the Notes and described under Sections 4.08 and 4.11 and (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered in respect of a Change of Control Offer or a Net Proceeds Offer.

“Equity Offering” means an offering of (1) Qualified Capital Stock of the Company with gross cash proceeds to the Company of at least $30.0 million or (2) Qualified Capital Stock of Holdings or any of its Subsidiaries (other than the Company and its Subsidiaries) with cash proceeds thereof of at least $30.0 million contributed in the form of common equity to the Company.

“Escrow Agent” means The Bank of New York, as escrow agent under the Escrow Agreement.

“Escrow Agreement” means that certain escrow agreement among the Issuers and The Bank of New York, as escrow agent.

“Escrow Investments” means (1) Treasury Securities, (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing no later than July 31, 2004, in each case, entitled to U.S. Federal deposit insurance for the full amount thereof or issued by a bank or trust company (including the Escrow Agent or an affiliate of the Escrow Agent) which is organized under the laws of the United States of America or any State thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million, (3) investments in commercial paper maturing no later than July 31, 2004 and having, at the date of acquisition, a rating no lower than A-l from S&P, P-l from Moody’s or F -1 from Fitch and (4) repurchase obligations maturing no later than July 31, 2004 entered into with a nationally recognized broker-dealer, with respect to which the purchased securities are obligations issued or guaranteed by the United States government or any agency thereof, which repurchase obligations shall be entered into pursuant to written agreements.

“Event of Default” has the meaning set forth under Section 6.01.

“Excess” has the meaning set forth under Section 4.11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Exchange Securities” has the meaning provided in the Registration Rights Agreement.

“Existing Indebtedness” means any Indebtedness of the Company and its Restricted Subsidiaries in existence on the Closing Date and arising from the Transactions until such amounts are repaid.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by a Board Resolution delivered to the Trustee.

“Fitch” means Fitch Ratings Ltd. or any successor thereto.

“Future ABRY Subordinated Indebtedness” means Indebtedness of Holdings or any of its Subsidiaries (other than the Company and its Subsidiaries) in a principal amount not to exceed $30.0 million in the aggregate at any time outstanding (a) that is incurred after the Closing Date and to fund an Acquisition and that is owed, directly or indirectly, to ABRY III, ABRY or any other investment fund controlled by ABRY and the proceeds of which are contributed to the common equity capital of the Company, (b) that shall provide that (i) no payments of principal (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any Default or Event of Default exists and (ii) no payments in respect of interest, premium or other amounts (other than principal) shall be payable in securities or instruments of the Company or any of its Restricted Subsidiaries, cash or other property and (c) that shall automatically convert into common equity of Holdings or any of its Subsidiaries (other than any Restricted Subsidiary of the Company) within 18 months of the date of issuance thereof, unless refinanced.

“GAAP” means, at any date of determination, generally accepted accounting principles in effect in the United States at the Issue Date.

“guarantee” means (1) as applied to any Indebtedness, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Indebtedness and (2) for purposes of the definition of “Investment,” an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit and any agreement to maintain or preserve any other Person’s financial condition or to cause any other Person to achieve certain levels of operating results.

“Guarantee” means the senior subordinated guarantee by each Guarantor of the Company’s payment obligations under this Indenture and the Notes, executed pursuant to this Indenture.

“Guarantors” means each of:

(1) Atlantic Broadband Management, LLC, a Delaware limited liability company, Atlantic Broadband (Miami), LLC, a Delaware limited liability company; Atlantic Broadband (Delmar), LLC, a Delaware limited liability company; Atlantic Broadband (Penn), LLC, a Delaware limited liability company; and

(2) any other Subsidiary that executes a Guarantee in accordance with Section 4.17 of this Indenture;

and their respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the Obligations of such Person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (3) foreign currency or commodity hedge, swap, exchange or similar protection agreements (agreements referred to in this definition being referred to herein as “Hedging Agreements”).

“Holder” means the registered holder of any Note.

“Holdings” means Atlantic Broadband Group, LLC.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated or amalgamated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates or amalgamates with the Company or any Restricted Subsidiary. The accrual of interest, the accretion or amortization of original issue discount and, the payment of interest on any Indebtedness in the form of additional indebtedness with the same terms, will not be deemed to be an Incurrence of Indebtedness.

“Indebtedness” means (without duplication), with respect to any Person, whether or not contingent:

(1) every obligation of such Person for money borrowed;

(2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person;

(4) every obligation of such Person issued or assumed as the deferred purchase price of assets or services (but excluding (A) earn-out or other similar obligations until such time as the amount of such obligation is capable of being determined and its payment is probable, (B) trade accounts payable, or (C) other accrued liabilities or expenses arising in the ordinary course of business;

(5) every Capital Lease Obligation of such Person;

(6) every net obligation payable under Hedging Agreements of such Person; and

(7) every obligation of the type referred to in clauses (1) through (6) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise, the amount of such obligation being the maximum amount covered by such guarantee or for which such Person is otherwise liable.

Indebtedness:

(A) shall never be calculated taking into account any cash and Cash Equivalents held by such Person;

(B) shall not include obligations of any Person (1) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within 5 Business Days of their Incurrence, (2) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and (3) under standby letters of credit to the extent collateralized by cash or Cash Equivalents;

(C) shall not include any liability for federal, provincial, state, local or other taxes;

and

(D) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business.

In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of Section 4.10, Indebtedness arising solely by reason of the existence of a Lien permitted under Section 4.15 to secure other Indebtedness permitted to be Incurred under Section 4.10 will not be considered to be incremental Indebtedness. The amount of any Indebtedness shall be its accreted value, in the case of Indebtedness issued at a discount, and its stated principal amount for all other Indebtedness.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Independent Financial Advisor” means a nationally recognized accounting, appraisal or investment banking firm or consultant in the United States that is, in the judgment of the Company’s Board of Directors, independently qualified to perform the task for which it has been engaged.

“Initial Acquisition Transactions” means that portion of the Transactions contemplated by the Asset Purchase Agreement and the Senior Credit Agreement to be consummated on the Closing Date, in each case including transactions contemplated by the documents related thereto and the other related financings to be consummated on the Closing Date.

“Initial Notes” means the 9 3/8% Senior Subordinated Notes due 2014 issued by the Issuers pursuant to this Indenture on the Issue Date.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(l), (2), (3) or (7) promulgated under the Securities Act.

“Interest” means, with respect to the Notes, the sum of any cash interest and any Additional Interest on the Notes.

“Interest Payment Date” means January 15 and July 15 of each year, beginning July 15, 2004.

“Investment” means, with respect to any Person, any loan, advance, guarantee (whether or not constituting Indebtedness) or other extension of credit (in each case other than in connection with an acquisition of property or assets that does not otherwise constitute an Investment) or capital contribution to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, writedowns or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer. For purposes of Section 4.09 and Section 4.14, Investments shall be deemed to be made in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in the applicable Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in the applicable Subsidiary as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution (or committee resolution), whose determination shall be conclusive. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to such sale or disposition, the Company no longer owns, directly or indirectly, a majority of the outstanding Voting Stock of such Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Capital Stock of such Restricted Subsidiary that after giving effect to such sale or disposition is owned, directly or indirectly, by the Company.

“Issue Date” means February 10, 2004.

“Legal Defeasance” has the meaning set forth under Section 9.02.

“Legal Holiday” has the meaning set forth under Section 13.07.

“Lien” means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, and any agreement to give any security interest but excluding any lease which does not secure Indebtedness ).

“Maturity Date” means January 15, 2014.

“Measurement Period” has the meaning set forth in the definition of “Consolidated Leverage Ratio” above.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Net Cash Proceeds” means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of:

(1) the direct costs relating to such Asset Sale (including, without limitation, reasonable legal, accounting and investment banking fees, brokerage fees and sales commissions) and any relocation expenses incurred as a result thereof;

(2) taxes paid or payable directly as a result thereof;

(3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(4) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and

(5) any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale; provided, however, that upon the termination of that escrow, Net Cash Proceeds will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Proceeds Offer” has the meaning set forth under Section 4.11.

“Net Proceeds Offer Payment Date” has the meaning set forth under Section 4.11.

“Net Proceeds Offer Trigger Date” has the meaning set forth under Section 4.11(e).

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means, collectively, the Initial Notes, the Exchange Securities and the Additional Notes, if any, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligations” means any principal, interest (including, in the case of Senior Indebtedness, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by one Officer and any Assistant Treasurer or Assistant Secretary of the Company and which complies with the provisions of this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel; such counsel may be an employee of or counsel to the Company.

“Other Notes” has the meaning set forth in Section 2.02.

“Pari Passu Debt” means Indebtedness of the Company that constitutes neither Senior Indebtedness nor Subordinated Indebtedness.

“Paving Agent” has the meaning set forth under Section 2.04.

“Permitted Holders” means ABRY, its Affiliates or any Person acting in the capacity of an underwriter with respect to a distribution of capital stock of Holdings or the Company for so long as acting in its capacity as an underwriter.

“Permitted Indebtedness” has the meaning set forth under Section 4.10.

“Permitted Investments” means:

(1) Investments:

(a) by any Restricted Subsidiary in the Company; and

(b) by the Company or by any Restricted Subsidiary in any Restricted Subsidiary (including to create any Restricted Subsidiary) and in any Person that becomes a Restricted Subsidiary as a result thereof;

(2) Investments in Cash Equivalents;

(3) payroll, commission, travel and similar advances in the ordinary course of business;

(4) travel and entertainment advances and relocation and other loans (including guarantees of obligations to third parties in connection with relocation of employees of the Company or its Restricted Subsidiaries) to officers and employees of the Company or any of its Restricted Subsidiaries;

(5) other Investments by the Company or any of its Restricted Subsidiaries not exceeding in the aggregate outstanding at any time $5.0 million;

(6) Investments in joint ventures or other Persons engaged primarily in one or more businesses in which the Company and its Restricted Subsidiaries are engaged or generally related thereto in an aggregate amount not to exceed $15.0 million (plus any amounts dividended or distributed to the Company or any Restricted Subsidiary by such joint ventures or other Persons), provided that if an Investment pursuant to this clause (6) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the Making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to be made pursuant to this clause (6);

(7) loans to senior management of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $500,000 for purposes of their purchasing Capital Stock of the Company;

(8) Hedging Obligations;

(9) the Transactions;

(10) Investments for consideration to the extent consisting of Qualified Capital Stock

(11) any Investment made as a result of the receipt of non-cash consideration in an Asset Sale; and

(12) any Investment arising from the acquisition by the Company and its Restricted Subsidiaries of any cable television system or systems (or portions thereof) and related assets in connection with any Asset Swap, provided that (i) to the extent the Company and its Restricted Subsidiaries give consideration for the cable television system or systems (or portions thereof) and related assets acquired by them in connection with such Asset Swap that is in addition to the cable television system or systems (or portions thereof) and related assets transferred by them as consideration therefor, such Asset Swap shall be deemed to constitute an Investment and shall be permitted only if the provisions of clause (5) of this definition shall be complied with in connection therewith, (ii) immediately prior and after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate book value of the assets acquired pursuant to this paragraph in any fiscal year of the Company shall not exceed (x) prior to the first anniversary of the Closing Date, 10% or (y) thereafter, 20%, of the Total Assets of the Company and its Restricted Subsidiaries on a pro forma basis.

“Permitted Junior Securities” means any securities of the Company or any other Person that are:

(1) equity securities without special covenants; or

(2) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, and as to which (a) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture and (b) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

“Permitted Liens” means:

(1) Liens on property of a Person existing at the time such Person is merged or consolidated with or into the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation and the proceeds thereof;

(2) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary; provided that such Liens were not incurred in contemplation of such acquisition;

(3) Liens securing the Senior Credit Agreement and other Senior Indebtedness;

(4) Liens to secure Purchase Money Indebtedness and Capital Lease Obligations;

(5) Liens existing on the Closing Date arising as a result of the Transactions;

(6) Liens incurred under the Indenture;

(7) Liens in favor of the Company or any Restricted Subsidiary;

(8) Liens securing Hedging Obligations;

(9) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, “refinancing”) (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (1) through (8) above so long as such Lien does not extend to any other property (other than improvements thereto);

(10) Liens securing performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations entered into in the ordinary course of business and consistent with past business practice;

(11) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary;

(12) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to letters of credit and products and proceeds thereof; and

(13) Liens incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with respect to obligations that do not exceed $5.0 million at anyone time outstanding.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means certificated Notes in registered form in substantially the form set forth in Exhibit A.

“Post-Petition Interest” means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or

Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Preferred Capital Stock,” in any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.

“Principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Private Placement Legend” means the legend initially set forth on the Rule 144A Notes and Other Notes that are Restricted Notes in the form set forth in Exhibit B.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property or assets (including through the purchase of Capital Stock of a Person owning such assets); provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

“Qualified Capital Stock” in any Person means any Capital Stock in such Person other than any Disqualified Capital Stock.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule l44A promulgated under the Securities Act.

“Qualified Letter of Credit” means a valid and enforceable irrevocable letter of credit that (1) permits the Escrow Agent to draw upon it at any time after receipt of a notice of special mandatory redemption under paragraph 6 of the Notes; (2) has a stated expiration of not earlier than August 31, 2004; (3) is in the stated amount required by the Escrow Agreement; (4) is issued by a United States bank, with offices in New York City, New York, the senior unsecured debt obligations (or long-term deposits) of which, upon the date of issuance, are rated at least A3 by Moody’s and A- by S&P, and with capital in excess of $500.0 million; (5) is payable in U.S. dollars in immediately available funds and drawable at the issuing bank’s offices; and (6) is governed by the Uniform Customs and Practice for Documentary Credits (revision effective January 1, 1994), International Chamber of Commerce Publication No. 500 or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, and, to the extent not inconsistent therewith, New York State law.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

“Registrar” has the meaning set forth under Section 2.04.

“Registration Rights Agreement” means the Registration Rights Agreement to be dated as of the Issue Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Notes” has the meaning set forth under Section 2.02.

“Related Business” means (1) those businesses in which the Company or any of the Restricted Subsidiaries are anticipated as of the Issue Date to be engaged in on the Closing Date, or that are reasonably related, ancillary, incidental or complementary thereto, as determined by the Company’s Board of Directors, and (2) any business which forms a part of a business (the “Acquired Business”) which is acquired by the Company or any of the Restricted Subsidiaries if the primary intent of the Company or such Restricted Subsidiary was to acquire that portion of the Acquired Business which meets the requirements of clause (1) of this definition.

“Restricted Note” has the same meaning as “Restricted Security” set forth in Rule l44( a )(3) promulgated under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

“Restricted Subsidiary” means any Subsidiary of the Company other than (i) a Subsidiary of the Company that is designated as an Unrestricted Subsidiary on the Issue Date and (ii) any Subsidiary of the Company that has been designated by the Board of Directors of the Company subsequent to the Issue Date, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.14. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of Section 4.14.

“Revocation” has the meaning set forth under Section 4.14.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” has the meaning set forth under Section 2.02.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Senior Credit Agreement” means the Credit Agreement dated as of the Issue Date by and among the Company, as borrower, Atlantic Broadband Holdings I, LLC, the Subsidiary Guarantors are party thereto, the lenders party thereto from time to time, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Book Runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated and General Electric Capital Corporation as Co-Syndication Agents, General Electric Capital Corporation as Documentation Agent and Société Générale as Administrative Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing thereof (including any restatements thereof and any increases in the amount of commitments thereunder), whether in one or more separate agreements and whether by or with the same or any other lender, creditor, or any one or more groups of lenders or group of creditors (whether or not including any or all of the financial institutions party to the aforementioned credit agreements), and including related notes, guarantee and note agreements and other instruments and agreements executed in connection therewith.

“Senior Indebtedness” means, with respect to the Company or any Guarantor, at any date,

(1) all Obligations of the Company or such Guarantor, as applicable, under the Senior Credit Agreement;

(2) all Hedging Obligations of the Company or such Guarantor, as applicable; and

(3) Obligations of the Company or such Guarantor, as applicable, in connection with all other Indebtedness of the Company unless the instrument under which such Indebtedness of the Company or such Guarantor, as applicable, is Incurred expressly provides that such Indebtedness is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof.

Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company, unless and for so long as such Indebtedness has been pledged to secure Obligations to a third party; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by the Notes; (e) Indebtedness of the Company or such Guarantor, as applicable, that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company or such Guarantor, as applicable; (f) to the extent that it may constitute Indebtedness, any Obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company or such Guarantor, as applicable.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.01(8) or (9) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Stated Maturity,” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

“Stipulated Adjustments” means, to the extent not reflected on an actual basis in historical financial information for any period after the Closing Date and to the extent not inconsistent with the actual historical financial information reflected for any period after the Closing Date, (a) adjustments to reflect anticipated and to eliminate historical programming, corporate insurance, and billing expenses reflected in items (1) and (2) of Schedule A hereto, (b) adjustments to reflect anticipated and to eliminate historical corporate overhead and Internet backbone expense reflected in item (3) of Schedule A hereto, and (c) adjustments to eliminate operating expenses Incurred by the Company and its Restricted Subsidiaries prior to the Closing Date.

“Subordinated Indebtedness” means any Indebtedness (other than Disqualified Capital Stock) of the Company or a Guarantor that is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor.

“Subsidiary” with respect to any Person means (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of all outstanding Voting Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Company.

“Surviving Person” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

“System” means the cable television reception and distribution system owned and operated in the conduct of the cable television business and all of the activities and operations ancillary thereto, including the provision of cable modem Internet access services, advertising and services and other income generating businesses, conducted or carried on in the Franchise

Areas (as defined in the Asset Purchase Agreement) and communities listed on Schedule 1 to the Asset Purchase Agreement.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

“Total Assets” means, with respect to any Person, as of any date, the combined consolidated total assets of such Person, as determined in accordance with GAAP.

“Transactions” means acquisition of the System pursuant to the Asset Purchase Agreement, the Cash Equity Contribution, the issuance and sale of the Notes, the execution and delivery of the Senior Credit Agreement and documents related thereto and the initial extension of credit thereunder, the other transactions contemplated by the Asset Purchase Agreement entered into and consummated in connection with the acquisition of the System and the payment of fees and expenses in connection with the foregoing.

“Treasury Securities” means any investment in obligations issued or guaranteed by the United States government or any agency thereof, in each case, maturing no later than July 31, 2004.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“U.S. Government Obligations” means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.14, in each case until such time as any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of Section 4.14.

“Unutilized Net Cash Proceeds” has the meaning set forth Section 4.11.

“Voting Stock” means Capital Stock in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other comparable governing body of such corporation or Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness (including Disqualified Capital Stock) at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal or dividends including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding aggregate principal amount of such Indebtedness (including Disqualified Capital Stock).

Section 1.02 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture securityholder” means a Holder or Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Issuers, the Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) “or” is not exclusive;

(3) words in the singular include the plural, and in the plural include the singular;

(4) words used herein implying any gender shall apply to both genders;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company;

(7) “$,” “dollars,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

(8) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

ARTICLE TWO

THE NOTES

Section 2.01 Amount of Notes.

The Trustee shall initially authenticate Initial Notes for original issue on the Issue Date in an aggregate principal amount of $150,000,000 upon a written order of the Company in the form of an Officers’ Certificate of the Company (other than as provided in Section 2.08). The Trustee shall authenticate Additional Notes thereafter in unlimited amount (so long as permitted by the terms of this Indenture, including, without limitation, Sections 2.18 and 4.10 and the restrictions contained in the Senior Credit Agreement) for original issue upon a written order of the Company in the form of an Officers’ Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.08). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

Section 2.02 Form and Dating.

The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”) shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S (“Other Notes”) may be represented by a Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note, in each case, bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Section 2.03 Execution and Authentication.

One Officer shall sign the Notes for each of the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.11, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 2.04 Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

Section 2.05 Paying Agent To Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes or the Guarantors), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01 (1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06 Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least 5 Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

Section 2.07 Transfer and Exchange.

Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registration of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 3.06, 4.08, 4.11 or 8.05 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture of applicable U.S. Federal or state securities law.

Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any Federal or state securities laws.

Section 2.08 Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuers, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuers.

Section 2.09 Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of such canceled Notes in its customary manner. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least 5 Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid.

The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.13 CUSIP Number.

The Company in issuing the Notes may use a “CUSIP” number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

Section 2.14 Deposit of Moneys.

Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

Section 2.15 Book-Entry Provisions for Global Notes.

(a) Rule 144A Notes and Other Notes shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Restricted Global Note”). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note,” and, together with the Restricted Global Note and any other global notes representing Notes, the “Global Notes”). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System (“Euroclear”) and Cedel Bank, S.A (“CEDEL”) and (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

(d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.16, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determines otherwise in compliance with applicable law.

(f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i) (a) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

(g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

(h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16 Special Transfer Provisions.

(a) Transfers to Non-OIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after November 24, 2005, or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers’ Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers’ Certificate authorizing such transfer; and

(ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository’s and the Registrar’s procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

(b) Transfers to OIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

(i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder’s Note stating, has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers’ Certificate required by paragraph (a)(i)(y) of this Section 2.16, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Company to such effect.

(d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

Section 2.17 Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.18 Issuance of Additional Notes.

The Company shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price (including amount of interest deemed to have accrued since the last Interest Payment Date) and amount of interest payable or upon a registration default as provided under a registration rights agreement related thereto; provided that such issuance shall be made in compliance with Section 4.10. The Company will use all reasonable efforts to ensure that the Exchange Securities and any exchange securities issued in exchange for any Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act have the same CUSIP numbers. With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors (or a duly appointed committee thereof) and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

(2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(3) the issue price and the issue date of such Additional Notes (including amount of interest deemed to have accrued since the last Interest Payment Date); and

(4) whether such Additional Notes shall be transfer restricted securities bearing a legend in the form of Exhibit B or Exhibit C hereto or shall be registered securities and bear no such legend.

ARTICLE THREE

REDEMPTION

Section 3.01 Election To Redeem; Notices to Trustee.

If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes. If the Company is required to redeem Notes pursuant to paragraph 6 of the Notes, it shall promptly give the Trustee notice in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03.

Section 3.02 Selection by Trustee of Notes To Be Redeemed.

In the event that less than all of the Notes are to be redeemed at any time pursuant to a redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the net cash proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company) or by lot, unless such method is otherwise prohibited. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

At least 30 days, and no more than 60 days, before a Redemption Date (except as required under paragraph 6 of the Notes, in which case the notice shall be mailed within the time period specified in such paragraph), the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04 hereof.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

(1) the Redemption Date;

(2) the redemption price and the amount of premium and accrued interest to be paid;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) the provision of paragraph 5 of the Notes, pursuant to which the Notes called for redemption are being redeemed; and

(8) the aggregate principal amount of Notes that are being redeemed.

At the Company’s written request made at least 5 Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense.

Section 3.04 Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05 Deposit of Redemption Price.

On or prior to 10: 00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

Section 3.06 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

Section 4.01 Payment of Notes.

The Company shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02 Maintenance of Office or Agency.

The Company shall maintain in the United States, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

Section 4.03 Legal Existence.

Subject to Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.04 Intentionally Omitted.

Section 4.05 Waiver of Stay, Extension or Usury Laws.

Each of the Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Issuers and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuers and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.06 Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuers and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default shall have occurred, describing all such

Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers and the Guarantors are taking or propose to take with respect thereto.

The Company will deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of a Default, an Officers’ Certificate detailing any Default of which it is aware, its status and what action the Company is taking or proposes to take with respect to such Default.

The Company’s fiscal year currently ends on December 31. The Company will provide written notice to the Trustee of any change in its fiscal year.

Section 4.07 Taxes.

The Issuers and the Guarantors shall, and shall cause each of their respective Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.08 Repurchase at the Option of Holders upon Change of Control.

In the event of the occurrence of a Change of Control (the date of such occurrence being the “Change of Control Date”), the Company shall, within 30 days after the occurrence of such Change of Control, make an offer (the “Change of Control Offer”) to all Holders to purchase all outstanding Notes properly tendered pursuant to such offer, and within 60 days after the occurrence of the Change of Control, all Notes properly tendered pursuant to such offer shall be accepted for purchase (the date of such purchase, the “Change of Control Purchase Date”) for a cash price equal to 101% of the principal amount thereof as of the Change of Control Purchase Date, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

In order to effect the Change of Control Offer, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price (the “Change of Control Purchase Price”) in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase;

(2) the repurchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(4) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes purchased.

The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

If the Company makes a Change of Control Offer, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-l under the Exchange Act, and any other applicable federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of this Indenture relating to such Change of Control Offer occurring as a result of such compliance shall not be deemed an Event of Default or an event that, with the passing of time or giving of notice, or both, would constitute an Event of Default.

Section 4.09 Limitation on Restricted Payments.

(a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or any other distribution on any Capital Stock of the Company make any payment or distribution to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in the form of Qualified Capital Stock of the Company;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company (other than any such Capital Stock owned by the Company or any Restricted Subsidiary);

(3) make any principal payment on, purchase, repurchase, redeem, defease or otherwise acquire or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by the Company or any Restricted Subsidiary); or

(4) make any Investment (other than a Permitted Investment) in any Person

(any such payment or any other action (other than any exception thereto) described in (1), (2), (3) or (4) above, a “Restricted Payment”), unless at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(A) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such Restricted Payment;

(B) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted

Indebtedness) under the Consolidated Leverage Ratio set forth in the first paragraph of Section 4.10; and

(C) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Closing Date does not exceed an amount equal to the sum of, without duplication:

(i) 100% of the cumulative Consolidated Cash Flow determined for the period (taken as one period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is internally available (or, if such cumulative Consolidated Cash Flow shall be negative, minus 100% of such cumulative Consolidated Cash Flow) less 140% of cumulative Consolidated Interest Expense for the same period, plus

(ii) the aggregate net proceeds (including the Fair Market Value of property other than cash) received after the Closing Date by the Company (other than the Cash Equity Contribution and, to the extent there is a post-closing adjustment that increases the cash purchase price under the Asset Purchase Agreement, any cash equity received by the Company to fund such increase) either (x) as capital contributions to the Company or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Capital Stock (except, in each case, to the extent set forth in clauses (2), (3), (4), (10) and (11) of Section 4.09(b)), plus

(iii) the principal amount (or accreted amount, determined in accordance with GAAP, if less) of any Indebtedness or Disqualified Capital Stock of the Company or any Restricted Subsidiary or Preferred Capital Stock of any Restricted Subsidiary that is not a Guarantor, in each case Incurred after the Issue Date to the extent it has been converted into or exchanged for Qualified Capital Stock of the Company, plus

(iv) to the extent not included in cumulative Consolidated Cash Flow for purposes of clause (C)(i) above, in the case of the disposition or repayment of any Investment (whether through interest payments, principal payments, dividends or other distributions) or the release of a guarantee constituting a Restricted Payment made after the Issue Date, an amount equal to the return of capital with respect to such Investment (including the Fair Market Value of property other than cash), less the cost of the disposition of such Investment and net of taxes, and, in the case of guarantees, less any amounts paid under such guarantee, plus

(v) with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 4.14, the Fair Market Value of the Company’s interest in such Subsidiary.

(b) The foregoing provisions will not prevent:

(1) the payment of any dividend or distribution on, or redemption of, Capital Stock within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of this Indenture;

(2) the purchase, redemption, retirement or other acquisition of any Capital Stock of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, other Capital Stock of the Company (other than Disqualified Capital Stock in the case of any such purchase, redemption, retirement or other acquisition of Qualified Capital Stock); provided, however, that any such net proceeds and the value of any Qualified Capital Stock issued in exchange for any such Capital Stock are excluded from Section 4.09(a)(C) above (and were not included therein at any time);

(3) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of:

(A) Qualified Capital Stock of the Company; provided, however, that any such net cash proceeds and the value of any such Qualified Capital Stock are excluded from Section 4.09(a)(C) above (and were not included therein at any time) or

(B) Disqualified Capital Stock of the Company or other Subordinated Indebtedness, in each case having no stated maturity or mandatory redemption for the payment of any portion of principal or liquidation preference thereof prior to the final stated maturity of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired and having a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired;

(4) the repurchase of shares of Capital Stock of the Company or Holdings (or distributions to Holdings to enable it to repurchase its Capital Stock) owned by former, present or future employees, directors or consultants of the Company or its Subsidiaries or their assigns, estates and heirs; provided that the aggregate amount expended by the Company pursuant to this clause (4) shall not in the aggregate exceed $1.0 million in any fiscal year (with unused amounts being available to be utilized in succeeding fiscal years), plus any amounts contributed to the Company as a result of sales of any such shares of Capital Stock of the Company to such persons (provided that any such amounts so contributed shall not be included in clause (C) of paragraph (a) above to the extent available under this clause (4)) and the amount of any “key man” insurance proceeds received by the Company or any Restricted Subsidiary; provided that the cancellation of Indebtedness owing to the Company in connection with any such repurchase shall not be deemed a Restricted Payment;

(5) payments required pursuant to the terms of the Asset Purchase Agreement to consummate the Transactions or otherwise in connection with the Transactions and, to the extent there is a post-closing adjustment that reduces the cash purchase price under the Asset Purchase Agreement, an amount equal to the Cash Equity Contribution Adjustment;

(6) the payment of the dividends on Disqualified Capital Stock of the Company or Preferred Capital Stock of a Restricted Subsidiary, the incurrence of which was permitted by the Indenture;

(7) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities;

(8) distributions to the extent (x) the Company is treated as a pass-through or disregarded entity for tax purposes (such as a partnership, limited liability company or S-corporation) to the extent necessary to permit it or the direct or indirect holders of its Capital Stock to pay any Federal, state or local taxes owing by it or them in respect of (i) income of the Company and its Restricted Subsidiaries and (ii) taxes arising from the sale of all or substantially all of the assets of a Restricted Subsidiary made in accordance with such clause (10) below or (y) the Company is not such a pass-through or disregarded entity but is a member of a consolidated group of corporations that includes a holding company above it to the extent necessary to make payments under any tax sharing agreement; provided that nothing in this clause (8) will be deemed to permit any such distribution (I) in excess of amounts that a consolidated group that includes the Company as the “parent” and any of the Restricted Subsidiaries would be required to pay on a stand-alone basis as a consolidated group of corporations (less amounts directly paid by them) and (2) to pay any tax liabilities of direct or indirect investors in the Company or Holdings resulting from the conversion of the Company from a limited liability company to corporate form;

(9) the payment of dividends or other distributions to Holdings or its Subsidiaries for the purpose of paying the corporate overhead and other expenses of Holdings or its Subsidiaries to the extent such expenses are related to, or incidental to the ownership of Capital Stock of, or the guarantee of Indebtedness of, the Company and the Restricted Subsidiaries;

(10) the distribution of all or substantially all of the assets of a Restricted Subsidiary to a Subsidiary of Holdings; provided that (x) such distribution is made within one business day prior to the consummation of the sale of the assets so distributed, (y) such asset sale is made in compliance with clause (a) of Section 4.11 as if the seller of such assets were a Restricted Subsidiary and (z) the Net Proceeds of such asset sale (determined as if such asset sale were an Asset Sale) are committed to be contributed at the time of such asset sale and are so contributed to the Company within one Business Day following the consummation of such asset sale; provided, however, any such Net Proceeds so contributed are excluded from clause (C) of paragraph (a) above;

(11) repayment of, or payments to Holdings and its Subsidiaries to permit repayment of, principal and interest of Future ABRY Subordinated Indebtedness in accordance with the terms thereof at the time of its issuance; provided, however, any net proceeds received from such Future ABRY Subordinated Indebtedness are excluded from clause (C) of paragraph (a) above for so long as such Future ABRY Subordinated Indebtedness is outstanding; and

(12) Restricted Payments not to exceed $10.0 million in the aggregate since the Issue Date;

provided, however, that in the case of each of clauses (2) and (3) no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

In determining the amount of Restricted Payments permissible under Section 4.09(a)(C), amounts expended pursuant to clauses (1) (without duplication) and (9) of Section 4.09(b) shall be included as Restricted Payments and amounts expended pursuant to clauses (2) through (8) and (10) through (12) of Section 4.09(b) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

Section 4.10 Limitation on Indebtedness and Issuance of Disqualified Capital Stock.

(a) The Company shall not and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including any Acquired Indebtedness) or issue any Disqualified Capital Stock and no Restricted Subsidiary that is not a Guarantor may issue any Preferred Capital Stock, except in each case for Permitted Indebtedness, unless, in any such case, immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Capital Stock or Preferred Capital Stock and the application of the proceeds therefrom, the Consolidated Leverage Ratio of the Company would be less than or equal to 7.75 to 1.0.

(b) The limitations set forth in Section 4.1 O( a) will not apply to the Incurrence or issuance of any of the following (collectively, “Permitted Indebtedness”), each of which shall be given independent effect:

(1) Indebtedness under the Notes issued on the Issue Date (or any Notes exchanged therefor), the Guarantees and this Indenture with respect to obligations resulting from the Notes issued on the Issue Date and the Guarantees;

(2) Existing Indebtedness;

(3) Indebtedness of the Company and its Restricted Subsidiaries pursuant to the Senior Credit Agreement; provided that the aggregate principal amount of all such Indebtedness Incurred pursuant to this clause (3) does not exceed an amount equal to $395.0 million less the aggregate amount applied by the Company and the Restricted Subsidiaries to permanently reduce the availability of Indebtedness under the Senior Credit Agreement pursuant to Section 4.11;

(4) Indebtedness, Disqualified Capital Stock or Preferred Capital Stock of any Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary and Indebtedness or Disqualified Capital Stock of the Company owed to and held by any Restricted Subsidiary or Disqualified Capital Stock or Preferred Capital Stock of any Restricted Subsidiary held by the Company or any Restricted Subsidiary; provided, however, that (i) any such Indebtedness, Disqualified Capital Stock or Preferred Capital Stock shall be unsecured and expressly subordinated in right of payment to the payment and performance of the Company’s or such Restricted Subsidiary’s obligations under any Senior Indebtedness, this Indenture, the Notes and the Guarantees, as applicable, and (ii) that an Incurrence of Indebtedness and issuance of Disqualified Capital Stock or Preferred Capital Stock that is not permitted by this clause (4) shall be deemed to have occurred upon (x) any sale to, Lien in favor of, or other disposition to a Person (other than the Company or any Restricted Subsidiary) of any Indebtedness or Disqualified Capital Stock of the Company or any Restricted Subsidiary referred to in this clause (4), and (y) the designation of a Restricted Subsidiary which holds Indebtedness or Disqualified Capital Stock of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

(5) guarantees by the Company or any Restricted Subsidiary of Indebtedness permitted to be Incurred under this Section 4.10 and in compliance with Section 4.17;

(6) Hedging Obligations of the Company and the Restricted Subsidiaries; provided, however, that such Hedging Obligations are entered into for genuine business purposes and not speculative purposes;

(7) Indebtedness of the Company or any Restricted Subsidiary consisting of Purchase Money Indebtedness and Capital Lease Obligations (and refinancings thereof) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (7), does not exceed the greater of $12.5 million or 1.5% of Total Assets;

(8) Indebtedness in connection with surety bonds, letters of credit and performance bonds obtained in the ordinary course of business, including in connection with workers’ compensation obligations of the Company and its Restricted Subsidiaries;

(9) Indebtedness or Disqualified Capital Stock of the Company or a Restricted Subsidiary or Preferred Capital Stock of a Restricted Subsidiary that is not a Guarantor to the extent representing a replacement, renewal, refinancing or extension (collectively, a “refinancing”) of outstanding Indebtedness Incurred or Disqualified Capital Stock or Preferred Capital Stock issued in compliance with the Consolidated Leverage Ratio of Section 4.10(a) or any of clause (1) or (2) of this Section 4.10(b); provided, however, that:

(A) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) or liquidation preference of the Indebtedness, Disqualified Capital Stock or Preferred Capital Stock being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of any reasonably determined premium necessary to accomplish and actually paid in connection with such refinancing and such reasonable fees and expenses incurred in connection therewith;

(B) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; and

(C) (i) Indebtedness that is pari passu with the Notes may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes or with Disqualified Capital Stock of the Company or a Guarantor; (ii) Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness or Disqualified Capital Stock of the Company or a Guarantor; (iii) Disqualified Capital Stock may be refinanced only with other Disqualified Capital Stock of the Company or a Guarantor; and (iv) Indebtedness or Disqualified Capital Stock of the Company or a Guarantor may not be refinanced with Preferred Capital Stock of a Restricted Subsidiary that is not a Guarantor;

(10) Indebtedness consisting of customary indemnification, adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition of any business or assets;

(11) Acquired Indebtedness of the Company or a Restricted Subsidiary if(w) such Acquired Indebtedness is Incurred within 270 days after the date on which the related definitive acquisition agreement was entered into by the Company or such Restricted Subsidiary, (x) the aggregate principal amount of such Acquired Indebtedness is no greater than the aggregate principal amount of Acquired Indebtedness set forth in a notice from the Company to the Trustee (an “Incurrence Notice”) within ten days after the date on which the related definitive acquisition agreement was entered into by the Company or such Restricted Subsidiary, which notice shall be executed on the Company’s behalf by the chief financial officer of the Company in such capacity and shall describe in reasonable detail the acquisition which such Acquired Indebtedness will be Incurred to finance, (y) after giving pro forma effect to the acquisition described in such Incurrence Notice, the Company or such Restricted Subsidiary could have incurred such Acquired Indebtedness under the Indenture as of the date upon which the Company delivers such Incurrence Notice to the Trustee and (z) such Acquired Indebtedness is utilized solely to finance the acquisition described in such Incurrence Notice (including to repay or refinance indebtedness or other obligations Incurred in connection with such acquisition and to pay related fees and expenses);

(12) Future ABRY Subordinated Indebtedness; and

(13) in addition to the items referred to in clauses (1) through (12) above, Indebtedness of the Company or any Restricted Subsidiary (including any Indebtedness under the Senior Credit Agreement that utilizes this clause (13)) having an aggregate principal amount not to exceed $15.0 million at any time outstanding.

(c) For purposes of determining any particular amount of Indebtedness under this Section 4.10, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.10, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (13) of Section 4.10(b) or is permitted to be incurred pursuant to the Consolidated Leverage Ratio of Section 4.10(a), the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.10. In addition, the Company may, at any time, change the classification of an item of Indebtedness, or any portion thereof, to any other clause of Section 4.10(a) or Section 4.10(b), provided that the incurrence of the item of Indebtedness, or portion thereof, would be permitted at the time of reclassification. Notwithstanding the foregoing, Indebtedness under the Senior Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred under clause (3) of Section 4.1(b) at all times. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock or Preferred Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Capital Stock and change in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock or Preferred Capital Stock for purposes of this Section 4.10.

Section 4.11 Limitation on Sales of Assets.

(a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined by the Company’s Board of Directors (or a committee thereof) and evidenced by a Board Resolution), and

(2) at least 75% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and capital assets to be used in a Related Business, (C) Capital Stock in a Person engaged in a Related Business that will become a Restricted Subsidiary as a result of such Asset Sale or (D) a combination of cash, Cash Equivalents and such assets.

The 75% limitation in clause (a)(2) above will not apply to any Asset Sale in which the cash or Cash Equivalents received therefrom, determined in accordance with Section 4.11 (b), are equal to or greater than the after-tax cash and Cash Equivalents that would have been received therefrom had such provision applied.

(b) The amount of any (1) balance sheet liabilities (other than any Pari Passu Debt or Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released shall be deemed to be cash for purposes of determining the percentage of the consideration received by the Company or the Restricted Subsidiaries in cash or Cash Equivalents and (2) notes, securities or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within ninety (90) days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash or Cash Equivalents or other assets of the type referred to in clause (2)(B) or (C) above shall be deemed to be cash, in an amount equal to the net cash proceeds or the Fair Market Value of the Cash Equivalents or other assets of the type referred to in clause (2)(B) or (C) above realized upon such conversion, sale or exchange for purposes of determining the percentage of the consideration received by the Company or the Restricted Subsidiaries in cash or Cash Equivalents.

(c) If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with the provisions of this Section 4.11.

(d) The Company or such Restricted Subsidiary, as the case may be, may apply an amount equal to the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to:

(1) repay Senior Indebtedness; or

(2) make an investment in or expenditures for properties or capital assets to be used in a Related Business or make an Investment in any Person engaged in a Related Business that as a result of or in connection with such Investment, becomes a Restricted Subsidiary.

(e) To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied or committed within 365 days of such Asset Sale as described in Section 4.11(d) (1) or (2) (such Net Cash Proceeds, the “Unutilized Net Cash Proceeds”), the Company shall, within 20 days after such 365th day, make an offer to purchase (a “Net Proceeds Offer”) all outstanding Notes and Pari Passu Debt that is subject to provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such Pari Passu Debt with the proceeds from the sale of assets on a pro rata basis up to an aggregate maximum principal amount of Notes and such Pari Passu Debt equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the purchase date thereof; provided, however, that the Net Proceeds Offer may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this Section 4.11(e).

The Company shall mail a notice of a Net Proceeds Offer by first-class mail, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, containing all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

(1) that the Net Proceeds Offer is being made pursuant to this Section 4.11, that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes and Pari Passu Debt tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select on a pro rata basis, the Notes and Pari Passu Debt to be purchased (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, as applicable, or multiples thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 business days or such longer periods as may be required by law;

(2) the offer price (including the amount of accrued interest) and the Net Proceeds Offer date of payment (“Net Proceeds Offer Payment Date”) (which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five business days after the Trustee receives notice thereof from the Company);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

(5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day prior to the Net Proceeds Offer Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second business day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Notes such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Note surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

On or before the Net Proceeds Offer Payment Date, the Company shall (a) accept for payment Notes or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Net Proceeds Offer, (b) deposit with the Paying Agent, in accordance with Section 2.14, U.S. Dollars sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (c) deliver to the Trustee the Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof being purchased by the Company.

Upon receipt by the Paying Agent of the monies specified in clause (b) above and a copy of the Officers’ Certificate specified in clause (c) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation. Any monies remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned within three business days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven. For purposes of this Section 4.11, the Trustee shall act as the Paying Agent.

(f) With respect to any Net Proceeds Offer effected pursuant to this Section 4.11, among the Notes and the Pari Passu Debt that is subject to provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such Pari Passu Debt with the proceeds from the sale of assets, to the extent the aggregate principal amount of Notes and such Pari Passu Debt tendered pursuant to such Net Proceeds Offer exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes and such Pari Passu Debt shall be purchased pro rata based on the aggregate principal amount of such Notes and such Pari Passu Debt tendered by each holder thereof. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes and Pari Passu Debt tendered by the holders thereof pursuant to such Net Proceeds Offer (such excess constituting an “Excess”), the Company may retain and utilize such Excess for any general corporate purposes. Upon the completion of a Net Proceeds Offer, the amount of Unutilized Net Cash Proceeds shall be reset to zero.

(g) If the Company makes a Net Proceeds Offer, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-l under the Exchange Act, and any other applicable federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of this Section 4.11 relating to such Net Proceeds Offer occurring as a result of such compliance shall not be deemed an Event of Default or an event that, with the passing of time or giving of notice, or both, would constitute an Event of Default.

(h) Each Holder shall be entitled to tender all or a portion of the Notes owned by such Holder pursuant to the Net Proceeds Offer, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders as described above.

Section 4.12 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (2) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary or (3) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

(a) the Senior Credit Agreement, or any other agreement of the Company or any of the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, renewed, replaced or refinanced;

(b) any instrument of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such instrument was entered into by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than the Acquired Person or the property or assets of the Acquired Person;

(c) customary non-assignment provisions in leases, licenses or contracts;

(d) Purchase Money Indebtedness and Capital Lease Obligations for assets acquired in the ordinary course of business that only impose encumbrances and restrictions on the assets so acquired or subject to lease;

(e) any agreement for the sale or disposition of the Capital Stock or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section 4.11, to the extent applicable thereto;

(f) refinancing Indebtedness permitted under Section 4.1O(b )(9); provided, however, that such encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing;

(g) this Indenture;

(h) any restriction contained in any security agreement or mortgage securing Indebtedness of the Company or any Restricted Subsidiary to the extent such restriction restricts the transfer of the property subject to such security agreement or mortgage;

(i) customary restrictions imposed by the terms of shareholders’, partnership or joint venture agreements entered into in the ordinary course of business; provided, however, that such restrictions do not apply to any Person other than the applicable company, partnership or joint venture;

(j) applicable law, rule, regulation or order; and

(k) restrictions on cash or other deposits imposed under contracts entered into in the ordinary course of business.

Section 4.13 Limitation on Transactions with Affiliates.

(a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into, renew, amend or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any assets or the rendering of any service) with or for the benefit of any of their respective Affiliates (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction, taken as a whole, is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction on an arm’s-length basis with an unaffiliated third party;

(2) if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate payments or other consideration having a Fair Market Value in excess of $5.0 million, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions, or, in the event that there are no disinterested directors, the Trustee has received a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be; and

(3) if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate payments or other consideration having a Fair Market Value in excess of $15.0 million, such Affiliate Transaction is in writing and the Trustee has received a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

(b) Notwithstanding the foregoing, the restrictions set forth in this Section 4.13 shall not apply to:

(1) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;

(2) any Permitted Investment and any Restricted Payment or other payment or Investment permitted to be made pursuant to Section 4.09;

(3) any issuance of Qualified Capital Stock of the Company, or other payments, awards or grants in cash, Qualified Capital Stock of the Company or otherwise, pursuant to employment arrangements or stock option plans for the benefit of employees, officers, directors, and consultants who are not otherwise Affiliates of the Company and made in the ordinary course of business;

(4) advances to officers, directors, employees and consultants who are not otherwise Affiliates of the Company made in the ordinary course of business and in an amount not to exceed $1.0 million in any calendar year;

(5) the payment of reasonable directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including reasonable benefits thereunder);

(6) issuances and sales of Qualified Capital Stock of the Company or the receipt of the proceeds of capital contributions in respect of Qualified Capital Stock (including from the proceeds of any Future ABRY Subordinated Indebtedness);

(7) a provision or purchase of goods or services in the ordinary course of business; and

(8) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date (or on the Closing Date and entered into in connection with the Transactions), as the same may be amended, modified or replaced from time to time so long as such amendment, modification or replacement is no less favorable to the Company and the Restricted Subsidiaries in any material respect.

Section 4.14 Limitation on Designations of Unrestricted Subsidiaries.

The Company may designate after the Issue Date any Subsidiary of the Company as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(a) no Default or Event of Default shall have occurred and be continuing after giving effect to such Designation; and

(b) the Company would be permitted to make an Investment (other than a Permitted Investment but not other than Permitted Investments referred to in clause (5) or (6) in the definition thereof) at the time of Designation (assuming the effectiveness of such Designation) pursuant to Section 4.9 in an amount of the Designation Amount.

All Subsidiaries of Unrestricted Subsidiaries shall be automatically deemed to be Unrestricted Subsidiaries.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(a) no Default or Event of Default shall have occurred and be continuing after giving effect to such Revocation; and

(b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

All Designations and Revocations must be evidenced by filing by the Company with the Trustee of Board Resolutions and an Officers’ Certificate certifying compliance with the foregoing provisions.

Section 4.15 Limitation on Liens.

The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Liens (other than Permitted Liens) against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, in each case to secure any Indebtedness unless contemporaneously therewith:

(a) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(b) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Section 4.16 Limitation on Line of Business.

The Issuers will not, and will not cause or permit any Restricted Subsidiary to, enter into or engage in any business in any material respect, except for a Related Business.

Section 4.17 Subsidiary Guarantees.

The Company will cause each domestic Restricted Subsidiary, other than a Subsidiary that is a Guarantor, that becomes a guarantor with respect to the obligations of the Company or a Restricted Subsidiary, or a borrower, under the Senior Credit Agreement to execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary that is not a Guarantor shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium and Additional Interest, if any, and interest on the Notes on a senior subordinated basis. Thereafter, such Restricted Subsidiary that was not a Guarantor shall be a Guarantor for all purposes of this Indenture. In addition, the Company may, at any time, cause a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payments of the Notes by such Restricted Subsidiary on the basis provided in this Indenture.

The Guarantee of a Guarantor will be released pursuant to the provisions set forth under Section 11.06.

Section 4.18 Provision of Financial Information.

Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders within the time periods specified in the SEC’s rules and regulations for reporting companies under Section 13 or l5(d) of the Exchange Act (provided that the first report on a fiscal quarter may be delivered 60 days after the end of the first fiscal quarter that ends after the Closing Date):

(a) all annual and quarterly financial information that would be required to be contained in a filing with the SEC on Forms 10-K and l0-Q if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent public accountants; and

(b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in the second preceding paragraph with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144 A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Section 4.19 Limitation on Layering.

The Company shall not Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and expressly rank subordinate in right of payment to any other Indebtedness of the Company. No Guarantor shall Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and expressly rank subordinate in right of payment to any other Indebtedness of such Guarantor. Neither the existence or lack of a security interest nor the priority of any such security interest shall be deemed to affect the ranking or right of payment of any Indebtedness.

ARTICLE FIVE

SUCCESSOR CORPORATION

Section 5.01 Merger, Consolidation and Sale of Assets.

(a) The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not, and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company’s and the Restricted Subsidiaries’ properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any Person in a single transaction or series of related transactions, unless:

(1) either (A) the Company shall be the Surviving Person or (B) the Surviving Person (if other than the Company) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company;

(2) immediately thereafter, on a pro forma basis after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to any such transaction including the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), either (a) the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Leverage Ratio under Section 4.10 or (b) the Consolidated Leverage Ration would be lower than it is prior to giving effect to such transaction; and

(4) the Company shall have delivered to the Trustee and Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Notwithstanding Section 5.01(a)(3), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary, (2) the Company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the Company’s jurisdiction of organization to another state of the United States, provided that the surviving entity assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, the Company’s obligations under this Indenture and the Registration Rights Agreement, and (3) the Issuers may merge with and into each other.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Capital Stock of which constitute all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

(b) In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements under this Indenture.

Section 5.02 Successor Person Substituted.

Upon any consolidation or merger of the Company or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the Surviving Person, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes and the Registration Rights Agreement with the same effect as if such successor corporation had been named as the Company therein; and thereafter except in the case of (a) a lease or (b) any sale, assignment, conveyance, transfer or other disposition to a Restricted Subsidiary of the Company, the Company shall be discharged from all obligations and covenants under this Indenture, the Notes and the Registration Rights Agreement.

For all purposes of this Indenture and the Notes (including the provision of this Section 5.02 and Sections 4.09,4.10, and 4.15), Subsidiaries of any Surviving Person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries pursuant to and in accordance with the terms of this Indenture and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been Incurred upon such transaction or series of related transactions.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

“Event of Default” is defined for all purposes of this Indenture and with respect to the Notes as anyone of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) failure to pay principal of (or premium, if any, on) any Note when due and payable, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise;

(2) failure to pay any interest on any Note when due and payable, and such failure continues for 30 days or more;

(3) failure to perform or comply with (i) any of the provisions described in Sections 4.08 for 30 days or more, (ii) any of the provisions described under Section 5.01 for 30 days or more, (iii) any of the Issuers’ obligations in the Escrow Agreement for 30 days or more, or (iv) the Issuers’ obligations to make the Special Mandatory Redemption when required under the paragraph 6 of the Notes or to maintain a Qualified Letter of Credit as required by such provisions;

(4) failure to perform any other covenant, warranty or agreement of the Issuers or any Guarantor under this Indenture, in the Notes or in a Guarantee (other than those defaults specified in clause (1), (2) or (3) above) which has continued for 60 days or more after written notice to the Company by the Trustee or to the Trustee and the Company by Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

(5) a default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of greater than $15.0 million individually or in the aggregate (A) that have resulted in the acceleration of the payment of such Indebtedness, or (B) by the Company or any of its Restricted Subsidiaries in the payment of principal when due at the stated maturity of any such Indebtedness;

(6) the rendering of a final judgment (not subject to appeal and not covered by insurance) against the Company or any of its Restricted Subsidiaries in an amount greater than $15.0 million which remain unpaid, undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

(7) a Guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or a Guarantee is found to be invalid or a Guarantor denies its liability under its Guarantee or gives notice to that effect (other than by reason of release of the Guarantor in accordance with the terms of this Indenture);

(8) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging the Company or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period 90 consecutive days; or

(9) (a) the Company or any of its Significant Subsidiaries commences a voluntary case or proceeding under any applicable federal or state bankruptcy,

insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

(b) the Company or any of its Significant Subsidiaries consents to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its Significant Subsidiaries; or

(c) the Company or any of its Significant Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

(d) the Company or any of its Significant Subsidiaries consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or of any substantial part of their property;

(e) the Company or any of its Significant Subsidiaries makes an assignment for the benefit of creditors; or

(f) the Company or any of its Significant Subsidiaries admits in writing its inability to pay its debts generally as they become due; or

(g) the Company or any of its Significant Subsidiaries takes corporate action in furtherance of any such action.

In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of this Section 6.01, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) of this Section 6.01 have rescinded the declaration of acceleration in respect of the Indebtedness within 30 days of the date of the declaration and if all other existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.02 Acceleration of Maturity; Rescission.

If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (8) or (9) of Section 6.01) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Trustee and the Company, may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable (a) if there shall no longer be any Senior Credit Agreement, immediately or (b) if there shall be a Senior Credit Agreement, upon the first to occur of (i) the declaration of an acceleration of Indebtedness outstanding under any of the Senior Credit Agreement and (ii) the fifth Business Day after receipt by the Company and the agents or trustees acting on behalf of any Senior Credit Agreement of such declaration given under the Indenture and, upon any such declaration, such principal amount (and premium, if any)

and accrued interest, notwithstanding anything contained in the Indenture or the Notes to the contrary will become immediately due and payable. If an Event or Default specified in clause (8) or (9) of Section 6.01 with respect to the Company, the Notes will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes, on behalf of all Holders of Notes, may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default with respect to Notes have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and (e) in the event of the cure or waiver of an Event of Default of the type described in clause (8) or (9) of Section 6.01, the Trustee has received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

Section 6.04 Waiver of Past Defaults and Events of Default.

Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of Notes at the time outstanding may on behalf of the Holders of all the Notes waive any past Default with respect to such Notes and its consequences (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes) by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of (or premium on)

any Note, includes such Default arising from failure to purchase any Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes will be restored to their former positions and rights under this Indenture, respectively; provided, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 6.05 Control by Majority.

The Holders of a majority in principal amount of Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any power or trust conferred upon the Trustee under this Indenture with respect to the Notes; provided, however, that subject to the provisions of this Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee, advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall by responsible officers determine that the action or proceeding so directed would involve the Trustee in liability or that the Trustee is not satisfactorily indemnified from the costs thereof.

Section 6.06 Limitation on Suits.

No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as the Trustee, and the Trustee shall have not have received from the Holders of a majority in aggregate principal amount of such outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of such a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall have any liability for any obligations of the Company or any of its Affiliates under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 6.08 Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest on the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of the Holder.

Section 6.09 Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in Section 6.01 (1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.10 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof) and the Noteholders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.11 Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall payout the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07 hereof;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

Section 6.12 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 hereof or a suit by Noteholders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE SEVEN

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs.

The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate, subject to the requirement in the preceding sentence, if applicable.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

(4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, paragraphs (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02 Rights of Trustee.

Subject to Section 7.01 hereof:

(1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 13.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

(4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute gross negligence or bad faith.

(5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

(7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Issuers and the Guarantors and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(8) The Trustee may request that the Issuers and the Guarantors deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(9) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

The Trustee is permitted to engage in other transactions with the Company or an Affiliate of the Company; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Company’s or any Guarantor’s use of the proceeds from the sale of Notes or any money paid to the Company or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

The Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes outstanding, give the Holders of the Notes notice of all uncured Defaults or Events of Default thereunder known to it. Except in the case of a Default or an Event of Default in payment with respect to the Notes or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold such notice if and so long as it determines that the withholding of such notice is in the interest of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders.

If required by TIA § 313(a), within 60 days after May 15 of any year, commencing 2004 the Trustee shall mail to each Noteholder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar’s books; and

(2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.07 Compensation and Indemnity.

The Issuers and the Guarantors shall pay to the Trustee and Agents from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuers and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors, jointly and severally, shall fully indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Issuers and the Guarantors in writing promptly of any claim of which a Responsible Officer of the Trustee has received written notice asserted against the Trustee or Agent for which it may seek indemnity; however, the failure by the Trustee or Agent to so notify the Issuers and the Guarantors shall not relieve the Company and Guarantors of their obligations hereunder except to the extent the Issuers and the Guarantors are actually prejudiced thereby.

Notwithstanding the foregoing, the Issuers and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability determined by a court of competent jurisdiction to have been incurred by the Trustee through its own negligence or bad faith.

To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes.

The obligations of the Issuers and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to payor reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (8) or (9) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven.

Section 7.08 Replacement of Trustee.

The Trustee may resign by so notifying the Issuers and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company’s written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Consolidation, Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

Section 7.10 Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310( a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA § 310(b), including the provision in § 310(b)(1).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311 (a), excluding any creditor relationship listed in TIA § 311 (b). A Trustee who has resigned or been removed shall be subject to TIA § 311 (a) to the extent indicated therein.

Section 7.12 Paying Agents.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(1) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

(2) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(3) that it will give the Trustee written notice within 3 Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE EIGHT

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01 Without Consent of Noteholders.

This Indenture may be amended by the Company, the Guarantors and the Trustee, without the consent of any Holder, to:

(1) cure any ambiguity, defect or inconsistency in this Indenture or make any other change that would provide any additional benefits or rights to the Holders or that does not adversely affect the rights of any Holder or make any other change necessary to make the Indenture consistent with the description thereof contained in the Offering Memorandum dated January 27, 2004 relating to the offering of the Notes under the heading “Description of Notes”;

(2) comply with the provisions described in Section 4.18 and Section 5.01;

(3) comply with any requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

(4) evidence and provide for the acceptance of appointment by a successor Trustee;

(5) provide for uncertificated Notes in addition to certificated Notes.

Section 8.02 With Consent of Noteholders.

Modifications and amendments of this Indenture may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided, however, that no such modification or amendment to this Indenture may (x) without the consent of Holders of 90% or more in aggregate principal amount of outstanding Notes, modify the ranking or priority of any Note or Guarantee or modify the definition of Senior Indebtedness or amend or modify the subordination provisions of this Indenture, in any case in any manner adverse to the Holders of the Notes, or (y) without the consent of the Holder of each Note affected thereby:

(1) change the maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or this Indenture in a manner adverse to the Holders of the Notes;

(2) reduce the principal amount of (or the premium on) any such Note;

(3) reduce the rate of or extend the time for payment of interest on any such Note;

(4) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed as described in Article Three of this Indenture and paragraph 5 of the Note;

(5) change the currency of payment of principal of (or premium on) or interest on any such Note;

(6) impair the right of the Holders of Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to any such Note;

(7) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of this Indenture or the Notes or for waiver of any Default or Event of Default in respect thereof;

(8) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

(9) following the consummation of a Change of Control or the date the Company is required to make a Net Proceeds Offer, modify the provisions of any covenant (or the related definitions) in this Indenture requiring the Company to make the relevant Change of Control Offer or Net Proceeds Offer in a manner materially adverse to the Holders of Notes affected thereby;

(10) make any change in the amendment or waiver provisions of this Indenture; or

(11) change the provisions applicable to the redemption of any Note as described under paragraph 6 of the Notes, or make any change in the Escrow Agreement or the Qualified Letter of Credit that would adversely affect the Holders.

In addition to the foregoing, no modification or amendment to this Indenture may modify in any manner adverse to the rights of any holder of Senior Indebtedness the definition of Senior Indebtedness or amend or modify the subordination provisions of this Indenture, unless the holders of such Senior Indebtedness (or their representatives) consent to such change.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under Section 8.01 or this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall rot, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Upon the written request of the Company accompanied by a board resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Section 8.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04 Revocation and Effect of Consents.

Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Noteholders has been obtained.

After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (11) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 8.05 Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06 Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be provided with and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 13.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and Guarantors, enforceable against the Company and Guarantors in accordance with its terms (subject to customary exceptions).

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01 Discharge of Indenture.

Upon the request of the Company, this Indenture will cease to be of further effect and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Notes and this Indenture and the Guarantees when:

(a) either

(1) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation or

(2) all Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company;

(b) the Company has deposited or caused to be deposited with the Trustee, in trust for the benefit of the holders of the Notes, all sums payable by it on account of principal of, premium, if any, and interest on all Notes (except lost, stolen or destroyed Notes which have been replaced or paid) or otherwise, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at the Stated Maturity or redemption date, as the case may be; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of the Notes and this Indenture and the Guarantees of the Notes have been complied with.

After such delivery, the Trustee upon Company Request shall acknowledge in writing the discharge of the Company’s and the Guarantors’ obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 7.07, 9.05 and 9.06 hereof shall survive such satisfaction and discharge.

Section 9.02 Legal Defeasance.

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company’s obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 4.02, 4.03 and 4.05, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Company’s obligations in connection therewith and (D) this Article Nine.

Subject to compliance with this Article Nine, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03 Covenant Defeasance.

The Company may, at its option and at any time, elect to have its obligations under Sections 4.03 (other than as it relates to legal existence of the Company), 4.08 through 4.17, 4.18 (except for obligations mandated by the TIA) and 4.19 and clause (a)(3) of Section 5.01 released with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 6.01(3) (other than with respect to Section 5.01), (4), (5) and (6) hereof shall not constitute Events of Default.

Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Company’s obligations in Sections 2.04, 2.06, 2.07, 2.08, 7.07,9,05,9.06 and 9.08 shall survive until such time as the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 9.05 and 9.08 shall survive.

Section 9.04 Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 hereof to the outstanding Notes:

(a) (1) the Company has irrevocably deposited or caused to be deposited in trust for the benefit of the Noteholders with the Trustee or a Paying Agent or a trustee satisfactory to the Trustee and the Company, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such Paying Agent, (x) money in an amount sufficient, or (y) U.S. Government Obligations that shall be payable as to principal and interest in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (without consideration of any reinvestment of such interest), or (z) any combination thereof in an amount sufficient to pay the principal of and interest on the outstanding Notes on the dates such installments are due to redemption or Stated Maturity, (2) the trustee of the irrevocable trust has been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (3) the Trustee or Paying Agent shall have been irrevocably instructed in writing to apply the deposited money and the proceeds from U.S. Government Obligations in accordance with the terms of this Indenture and the terms of the Notes to the payment of principal of and interest on the Notes;

(b) the deposit described in clause (a) above will not result in a breach or violation of, or constitute a Default under, any other agreement or instrument to which the Company is a party or by which it is bound;

(c) no Default has occurred and is continuing as of the date of the deposit described in clause (a) above, provided that the incurrence of Indebtedness for the purpose of making such deposit shall not constitute a Default for purposes of this Section 9.04(c);

(d) the Company has paid or caused to be paid all sums currently due and payable by the Company under this Indenture and under the Notes;

(e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the termination by the Company of its obligations have been complied with;

(f) in the case of an election under Section 9.02, the Company has delivered to the Trustee either (1) a ruling received from the Internal Revenue Service to the effect that, or (2) an Opinion of Counsel by counsel who is not an employee of the Company stating that, since the date of this Indenture, there has been a change in the applicable federal income tax law, and based upon either case (1) or (2) such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its legal defeasance option and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such legal defeasance option had not been exercised; and

(g) in the case of an election under Section 9.03, the Company has delivered to the Trustee either (1) a ruling received from the Internal Revenue Service to the effect that, or (2) an Opinion of Counsel by counsel who is not an employee of the Company stating that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its covenant defeasance option under this paragraph and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance option had not been exercised.

Section 9.05 Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.0 I hereof; provided that if the Issuers or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuers or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07 Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04 hereof, to the Company upon an Company Request (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08 Moneys Held by Trustee.

Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuers or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuers (or, if appropriate, the Guarantors) upon a Company Request, or if such moneys are then held by the Issuers or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuers and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuers and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Issuers or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Issuers and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE TEN

SUBORDINATION

Section 10.01 Notes Subordinated to Senior Indebtedness.

The Company covenants and agrees, and the Trustee and each Holder of the Notes by the acceptance thereof likewise covenant and agree, that all Notes shall be issued subject to the provisions of this Article Ten; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest on the Notes by the Company shall, to the extent and in the manner set forth in this Article Ten, be subordinated and junior in right of payment to the prior payment in full in cash of all Obligations arising under Senior Indebtedness.

Section 10.02 No Payment on Notes in Certain Circumstances.

(a) No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from funds held in trust for the benefit of the Holders pursuant to Article Nine (a “Defeasance Trust Payment”)) by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to a Change of Control Offer or a Net Proceeds Offer, upon redemption or otherwise, will be made and the Company may not defease the Notes, if, at the time of such payment or defeasance, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a “Payment Blockage Notice”) from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to a Change of Control Offer or a Net Proceeds Offer, upon redemption or otherwise to such Holders, and the Company will not defease the Notes during a period (a “Payment Blockage Period”) commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

Notwithstanding anything in the subordination provisions of this Indenture or the Notes to the contrary, (1) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (2) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (3) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

(b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder at a time when such payment is prohibited by Section 10.02(a), such payment shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees or agent or agents under any indenture or agreement pursuant to which any of such Designated Senior Indebtedness may have been issued or incurred, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness.

Section 10.03 Payment Over of Proceeds Upon Dissolution.

(a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), upon any dissolution or winding-up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings, all Senior Indebtedness shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

(b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by Section 10.03(a) and before all Obligations in respect of Senior Indebtedness are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture or agreement pursuant to which any of such Senior Indebtedness may have been issued or incurred, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

Section 10.04 Subrogation.

Upon the payment in full in cash of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article Ten, and no payment over pursuant to the provisions of this Article Ten to the holders of Senior Indebtedness by Holders of the Notes or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of such Senior Indebtedness.

Section 10.05 Obligations of Company Unconditional.

Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the

Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Without limiting the generality of the foregoing, nothing contained in this Article Ten shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full in cash before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Notes.

Section 10.06 Notice to Trustee.

The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Unless the Trustee has failed to give notice of its change of address pursuant to Section 13.02 hereof, the Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 10.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 10.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 10.03 or from any Holder under Section 10.02(b). The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or agent or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or agent or representative on behalf of any such holder. A holder of Senior Indebtedness and any trustee, agent or other representative on behalf of such holder shall be entitled to deliver all notices required by this Section 10.06 or otherwise pursuant to this Article Ten to the address of the Trustee set forth herein unless such holder or the trustee, agent or representative of such holder shall have received actual written notice of a change of address of the Trustee.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 10.07 Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets or securities referred to in this Article Ten, the Trustee and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

Section 10.08 Trustee’s Relation to Senior Indebtedness.

The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 10.02(b) and 10.03(b )). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

Section 10.09 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with or by any matter or thing referred to in the second paragraph of Section 10.16. The provisions of this Article Ten are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

Section 10.10 Holders Authorize Trustee to Effectuate Subordination of Notes.

Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

Section 10.11 This Article Not to Prevent Events of Default.

The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of an Event of Default specified in clauses (1) or (2) of Section 6.01.

Section 10.12 Trustee’s Compensation and Rights to Indemnification Not Prejudiced.

Nothing in this Article Ten shall apply to amounts due to the Trustee, or its rights to indemnification, pursuant to other sections in this Indenture.

Section 10.13 No Waiver of Subordination Provisions.

Without in any way limiting the generality of Section 10.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, alter or amend, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 10.14 Subordination Provisions Not Applicable to Money Held in Trust for Holders; Payments May Be Paid Prior to Dissolution.

All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine when permitted pursuant to Article Ten shall be for the sole benefit of the Holders and shall not be subject to this Article Ten.

Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 10.02, from making payments of principal of and interest on the Notes or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company’s and the Guarantors’ obligations under the Notes and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 10.02(b) or in Section 10.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

Section 10.15 Acceleration of Notes.

If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.

ARTICLE ELEVEN

GUARANTEE OF NOTES

Section 11.01 Guarantee.

Subject to the provisions of this Article Eleven, the Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder and to the Trustee solely in its capacity as such (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Registration Rights Agreement, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or enforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note, this Indenture or the Registration Rights Agreement, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor in a pro rata amount based on the net assets of each Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Guarantees.

Section 11.02 Execution and Delivery of Guarantee.

To further evidence the Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit G hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an officer or an officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 11.03 Subordination of Guarantee.

Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Obligations of each Guarantor under its Guarantee, are subordinated and junior in right of payment to the prior payment of all Senior Indebtedness of such Guarantor on the same basis as the Obligations on, or relating to the Notes, are subordinated and junior in right of payment to the prior payment of all Senior Indebtedness of the Company pursuant to Article Ten. In furtherance of the foregoing, each Guarantor agrees, and the Trustee and each Holder by accepting a Note agrees, that the subordination and related provisions applicable to the Obligations of each Guarantor under its Guarantee by virtue of the preceding sentence shall be as set forth in Article Ten as if each reference to “Company” therein were instead a reference to “a Guarantor”, each reference to “Senior Indebtedness of the Company” therein were instead a reference to “Senior Indebtedness of each Guarantor” and each reference to “Notes” therein were instead a reference to “this Guarantee”, with such appropriate modifications as the context may require. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Ten hereof.

Section 11.04 Limitation of Guarantee.

The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under a Senior Credit Facility permitted under Section 4.10(b)(3)) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 11.05 Additional Guarantors.

The Company covenants and agrees that it shall cause any Person which becomes obligated to guarantee the Notes, pursuant to the terms of Section 4.14, to execute a supplemental indenture and any other documentation requested by the Trustee satisfactory in form and substance to the Trustee in accordance with Section 4.17 pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Company under the Notes and this Indenture in accordance with this Article Eleven with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

Section 11.06 Release of Guarantors.

The Guarantee of any Restricted Subsidiary will be automatically and unconditionally released:

(a) in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition is not in violation of Section 4.11;

(b) in connection with any transaction which results in a Guarantor ceasing to be a Restricted Subsidiary of the Company, if the transaction is not in violation of the applicable provisions of this Indenture.

(c) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.14.

and in each such case, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder. The Trustee shall execute any documents reasonably requested by the Company or a

Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Eleven.

Section 11.07 Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.07 is knowingly made in contemplation of such benefits.

Section 11.08 Notice to Trustee.

The Company or any Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Guarantees. Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees, unless and until the Trustee shall have received written notice thereof from the Company no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.08, and subject to the provisions of Sections 7.01 and 7.02 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 11.08 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

ARTICLE TWELVE

SUBORDINATION OF GUARANTEE

Section 12.01 Guarantee Obligations Subordinated to Guarantor Senior Indebtedness.

Each Guarantor covenants and agrees, and the Trustee and each Holder of the Notes by his acceptance thereof likewise covenant and agree, that the Guarantee of such Guarantor shall be issued subject to the provisions of this Article Twelve; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Notes pursuant to the Guarantee made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Guarantor Senior Indebtedness of such Guarantor.

Section 12.02 Payment Over Proceeds Upon Dissolution, Etc.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

(a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding-up or total liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Guarantor Senior Indebtedness of such Guarantor shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by such Guarantor of the principal of, premium, if any, or interest on the Notes pursuant to such Guarantor’s Guarantee, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities). Before any payment may be made by, or on behalf of, any Guarantor of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

(b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), shall be received by the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by Section 12.02(a) and before all obligations in respect of the Guarantor Senior Indebtedness of such Guarantor are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

Section 12.03 Subrogation.

Upon the payment in full in cash of all Guarantor Senior Indebtedness of a Guarantor, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of such Guarantor Senior Indebtedness by Holders of the Notes or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article Twelve are and are intended solely for the purpose of refining the relative rights of the Holders of the Notes, on the one hand, and the holders of Guarantor Senior Indebtedness of each Guarantor, on the other hand.

If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full in cash of such Guarantor Senior Indebtedness.

Section 12.04 Obligations of Guarantors Unconditional.

Subject to Sections 11.04 and 10.02, nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes or the Guaranties is intended to or shall impair, as among each of the Guarantors and the Holders of the Notes, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Guarantee of such Guarantor, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of any Guarantor other than the holders of Guarantor Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness of any Guarantor then due and payable shall first be paid in full in cash before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Notes pursuant to such Guarantor’s Guarantee.

Section 12.05 Notice to Trustee.

The Company shall give prompt written notice to the Trustee of any fact known to the Company or any Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Twelve. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company or such Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.05 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.05 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by Section 12.02. The

Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.06 Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

Section 12.07 Trustee’s Relation to Guarantor Senior Indebtedness.

The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in Section 12.02(b )). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

Section 12.08 Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Guarantor Senior Indebtedness.

No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

Section 12.09 Holders Authorize Trustee to Effectuate Subordination of Guarantee.

Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

Section 12.10 This Article Not to Prevent Events of Default.

The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default specified in clauses (1) or (2) of Section 6.01.

Section 12.11 Trustee’s Compensation Not Prejudiced.

Nothing in this Article Twelve shall apply to amounts due to the Trustee, its Lien under Section 7.07, or its right to indemnification, pursuant to other sections in this Indenture.

Section 12.12 No Waiver of Guarantee Subordination Provisions.

Without in any way limiting the generality of Section 12.08, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of Guarantor Senior Indebtedness, do anyone or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness;

(a) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

Section 12.13 Payments May Be Paid Prior to Dissolution.

Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Section 12.02, from making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.06. The Guarantors shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

ARTICLE THIRTEEN

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 13.02 Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company or any Guarantor:

Atlantic Broadband Finance, LLC

1266 Furnace Brook Parkway

Suite 403

Quincy, Massachusetts 02169

Attention: Pat Bratton

Fax Number: (617)786-8803

If to the Trustee, Registrar or Paying Agent:

The Bank of New York

101 Barclay Street - 8W

New York, New York 10286

Fax Number: (212) 815-5707

Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Issuers, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 13.03 Communications by Holders with Other Holders.

Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312( c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05 Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Company or any Guarantor with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 13.07 Business Days; Legal Holidays.

A “Business Day” or “business day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.08 Governing Law.

This Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the state of New York but without giving effect to applicable principles of conflicts of law to the extent that such principles are not mandatorily applicable by statute and the application of the law of another jurisdiction would be required thereby.

Section 13.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 13.10 Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 13.11 Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 13.12 Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.13 Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

ATLANTIC BROADBAND FINANCE, LLC

By:	/s/ Patrick Bratton
Name: Patrick Bratton
Title: Chief Financial Officer

ATLANTIC BROADBAND FINANCE, INC.

By:	/s/ Patrick Bratton
Name: Patrick Bratton
Title: Chief Financial Officer

ATLANTIC BROADBAND (MIAMI), LLC

By:	/s/ Patrick Bratton
Name: Patrick Bratton
Title: Chief Financial Officer

ATLANTIC BROADBAND (DELMAR), LLC

By:	/s/ Patrick Bratton
Name: Patrick Bratton
Title: Chief Financial Officer

ATLANTIC BROADBAND (PENN), LLC

By:	/s/ Patrick Bratton
Name: Patrick Bratton
Title: Chief Financial Officer

THE BANK OF NEW YORK, as Trustee

By:	/s/ Kisha Holder
Name: Kisha Holder
Title: Assistant Vice President

EXHIBIT A

CUSIP

ATLANTIC BROADBAND FINANCE, LLC

ATLANTIC BROADBAND FINANCE, INC.

No.	$

93/8% SENIOR SUBORDINATED NOTE DUE 2014

ATLANTIC BROADBAND FINANCE, LLC, a Delaware limited liability company (the “Company”), and ATLANTIC BROADBAND FINANCE, INC., a Delaware corporation (together with the Company, the “Issuers”), for value received, promise to pay to                      or registered assigns the principal sum of $                     dollars on January 15, 2014.

Interest Payment Dates: January and July 15.

Record Dates: January 1 and July 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, each of the Issuers has caused this Note to be signed manually or by facsimile by a duly authorized officer.

ATLANTIC BROADBAND FINANCE, LLC

By:
Name:
Title:

ATLANTIC BROADBAND FINANCE, INC.

By:
Name:
Title:

Certificate of Authentication

This is one of the 9-3/8% Senior Subordinated Notes Due 2014 referred to in the within mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

Dated:

[FORM OF REVERSE OF NOTE]

ATLANTIC BROADBAND FINANCE, LLC

ATLANTIC BROADBAND FINANCE, INC.

9 3/8% SENIOR SUBORDINATED NOTE DUE 2014

1. Interest. ATLANTIC BROADBAND FINANCE, LLC, a Delaware limited liability company (the “Company”), and ATLANTIC BROADBAND FINANCE, INC., a Delaware corporation (together with the Company, the “Issuers”), promise to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 9 3/8% per annum. Cash interest on the Notes will accrue at a rate of 9 3/8% per annum and will be payable semi-annually in arrears on each January 15 and July 15, commencing July 15, 2004. Cash interest will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from February 10, 2004, but excluding the date on which interest is paid. Interest will be computed on the basis of a 360-day year of twelve 30 day months. The Issuers shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 9 3/8% per annum.

2. Method of Payment. The Issuers will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on January 15 or July 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

3. Paving Agent and Registrar. Initially, The Bank of New York (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

4. Indenture. The Issuers issued the Notes under an Indenture dated as of February 10, 2004 (the “Indenture”) among the Issuers, the Guarantors (as defined in the Indenture) and the Trustee. This is one of an issue of Notes of the Issuers issued, or to be issued, under the Indenture. The terms of the Notes include those stated in this Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5. Optional Redemption. (a) The Company, at its option, may redeem the Notes, in whole or in part, at any time and from time to time on or after January 15, 2009 at the redemption prices (expressed as percentages of principal amount), set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on January 15 of the years indicated below:

Year	Redemption Price
2009	104.688%
2010	103.125%
2011	101.563%
2012 and thereafter	100.000%

(b) In addition, at any time and from time to time on or prior to January 15, 2007, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to the original issuance of Additional Notes, if any) with the net cash proceeds from one or more Equity Offerings, at a redemption price in cash equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to the issuance of Additional Notes, if any) must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Subsidiaries). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Equity Offering.

(c) In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, however, that if a partial redemption is made with the net cash proceeds of a Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited.

6. Mandatory Redemption. The Notes will be subject to a special mandatory redemption, in whole and not in part, on (a) July 31, 2004 in the event the Initial Acquisition Transactions have not been consummated on or prior to July 31, 2004 or (b) any date prior to July 31, 2004 selected by the Company at its option in the event the Asset Purchase Agreement is terminated at any time prior to July 31, 2004. We will cause the notice of special mandatory redemption to be mailed no later than the next Business Day following July 31, 2004 and we will redeem the Notes five Business Days following the date of the notice of redemption. The redemption price for any special mandatory redemption will be 101% of the principal amount of the Notes, plus accrued and unpaid interest on the Notes to such redemption date.

7. Notice of Redemption. Except as set forth in paragraph 6 above, notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the

Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

8. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

9. Registration Rights. Pursuant to a Registration Rights Agreement among the Issuers, the Guarantors, and the Initial Purchasers named therein (the “Registration Rights Agreement”), the Issuers will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

11. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

13. Amendment, Supplement, Waiver, Etc.. The Company, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends on, redeem or repurchase its Capital Stock, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, enter into transactions with Affiliates, create liens, enter into sale and leaseback transactions and consolidate, merge or sell all or substantially all of the assets of the Company or any of its Restricted Subsidiaries and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

16. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(8) or (9) of the Indenture with respect to the Company or any of its Significant Subsidiaries that is a Guarantor) occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Notes then outstanding, by notice in writing to the Trustee and the Company, may declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(8) or (9) of the Indenture occurs with respect to the Company, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Company under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

17. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

18. No Recourse Against Others. No director, officer, employee incorporator or stockholder, of the Company or any Guarantor shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Guarantees or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19. Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

20. Guarantees. The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

21. Authentication. . This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

22. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT SUCH PRINCIPLES ARE NOT MANDATORlLY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Trustee, the Issuers, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

23. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Atlantic Broadband Finance, LLC

1266 Furnace Brook Parkway

Suite 403

Quincy, Massachusetts 02169

Attention: Pat Bratton

Fax Number: (617)786-8803

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.11 of the Indenture, check the appropriate box:

☐ Section 4.08                                                  ☐ Section 4.11

If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.11 of the Indenture, state the amount you elect to have purchased:

$

(multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[FORM OF LEGEND FOR l44A NOTES AND OTHER NOTES THAT ARE RESTRICTED NOTES]

The Notes evidenced hereby have not been registered under the United States Securities Act of 1933 (the “Act”) and may not be offered, sold, pledged or otherwise transferred except (a) (1) to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (2) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Act, (3) pursuant to an exemption from registration under the Act provided by Rule 144 thereunder (if available), (4) to an institutional accredited investor in a transaction exempt from the registration requirements of the Act or (5) pursuant to an effective registration statement under the Act and (b) in accordance with all applicable securities laws of the United States.

[FORM OF ASSIGNMENT FOR l44A NOTES AND OTHER NOTES THAT ARE RESTRICTED NOTES]

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

[Check One]

☐ (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule l44A thereunder.

or

☐ (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.15 and 2.16 of the Indenture shall have been satisfied.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

EXHIBIT C

[FORM OF LEGEND FOR REGULATION S NOTE]

This Note has not been registered under the U.S. Securities Act of 1933, as amended (the “Act”), and, unless so registered, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons unless registered under the Act or except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

[FORM OF ASSIGNMENT FOR REGULATION S NOTE]

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

[Check One]

☐ (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule l44A thereunder.

or

☐ (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.15 and 2.16 of the Indenture shall have been satisfied.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

EXHIBIT D

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Note is not exchangeable for Notes registered in the name of a person other than the Depository or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in the limited circumstances described in the Indenture.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (a New York corporation) (“DTC”) to the issuer or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

D-1

EXHIBIT E

Form of Certificate To Be

Delivered in Connection with

Transfers to Non-OIB Accredited Investors

The Bank of New York

101 Barclay Street – 8W

New York, New York 10286

Attention: Corporate Trust Services

Ladies and Gentlemen:

In connection with our proposed purchase of 9 3/8% Senior Subordinated Notes Due 2014 (the “Notes”) of Atlantic Broadband Finance, LLC, a Delaware limited liability company (the “Company”) and Atlantic Broadband Finance, Inc. (together with the Company, the “Issuers”), we confirm that:

(1) We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of February 10, 2004 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

(2) We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of any non-U.S. jurisdiction and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A), (iii) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

(3) We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the

E-1

proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

(4) We are an institutional “accredited investor” (as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

(5) We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

(6) We are not acquiring the Notes with a view toward the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Name:
Title:
Date:

E-2

EXHIBIT F

Form of Certificate To Be

Delivered in Connection with

Transfers Pursuant to Regulation S

The Bank of New York

101 Barclay Street – 8W

New York, New York 10286

Attention: Corporate Trust Services

Re:	Atlantic Broadband Finance, LLC, a Delaware limited liability company

(the “Company”) and Atlantic Broadband Finance, Inc., a Delaware

corporation (together with the Company, the “Issuers”)

9 3/8% Senior Subordinated Notes Due 2014 (the “Notes”)

Dear Sirs:

In connection with our proposed sale of $ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation Sunder the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a U.S. person or to a person in the United States

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

F-1

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferee]

By:

F-2

EXHIBIT G

GUARANTEES

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of February 10, 2004 by and among Atlantic Broadband Finance, LLC and Atlantic Broadband Finance, Inc. as issuers, the Guarantors, as guarantors, and The Bank of New York, as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and, subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

[Signatures on Following Pages]

G-1

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

ATLANTIC BROADBAND (MIAMI), LLC

By:
Name:
Title:

ATLANTIC BROADBAND (DELMAR), LLC

By:
Name:
Title:

ATLANTIC BROADBAND (PENN), LLC

By:
Name:
Title:

G-2

SCHEDULE A

STIPULATED ADJUSTMENTS:

Item (1): The following adjustment to operating expenses (in thousands):

	Year Ended December 31, 2002	Nine Months Ended September 30, 2003
New programming expense	$59,013	$42,574
Less: Historical programming expense	45,080	36,143

Total adjustment to programming expense	$13,933	$6,431

Item (2): The following adjustment to selling, general and administrative expenses (in thousands):

	Year Ended December 31, 2002	Nine Months Ended September 30, 2003
New corporate insurance expense	$2,208	$1,656
New billing expense	2,735	2,136

Total	4,943	3,792
Less: Historical corporate insurance expense	1,336	731
Less: Historical billing expense	2,185	1,848

Total	3,521	2,579

Total adjustment to selling, general and administrative expense	$1,422	$1,213

Item (3): The following supplemental adjustments to EBITDA (in thousands):

	Year Ended December 31, 2002	Nine Months Ended September 30, 2003
Special charges, net	$172	$282
Charter corporate expense allocation	2,804	2,316
Atlantic Broadband corporate overhead expense	(3,915)	(2,936)
Charter internet backbone expense	1,405	980
Atlantic Broadband internet backbone expense	(1,207)	(1,305)
Total Adjustment	$(741)	$(663)

Schedule